PROSPECTUS

                              MEDIX RESOURCES, INC.

                        11,098,000 Shares of Common Stock

   The  shareholders  of Medix  Resources,  Inc. named herein will have the right to offer  and sell up to an  aggregate  of  11,098,000  shares of our common stock under this Prospectus.

   Medix will not receive  directly  any of the  proceeds  from the sale of these  shares by the  selling  shareholders.  However,  Medix will  receive the  proceeds  from the  exercise of any  warrants or options to obtain the
shares   to  be  sold   hereunder.   Medix   will  pay  the   expenses   of
registration of these shares.

    The common stock is traded on the  American  Stock  Exchange  under the symbol  "MXR".  On April 23,  2001,  the closing  price of the common stock was reported as $0.69.

   The  securities  offered  hereby  involve  a high  degree  of risk.  See
"RISK  FACTORS"  beginning  on page 3  for  certain  risks  that  should be considered by prospective purchasers of the securities offered hereby.

    Neither  the   Securities   and  Exchange   Commission  nor  any  state
securities  commission  has approved or  disapproved  of the  securities or determined if this prospectus is truthful or complete.  Any  representation to the contrary is a criminal offense.

                 The date of this Prospectus is April 24, 2001

         No dealer,  salesman or other person has been  authorized  to give any  information  or  to  make  any  representation  not  contained  in  or incorporated  by reference in this  Prospectus  and, if given or made, such information  or  representation  must not be  relied  upon as  having  been authorized  by us,  the  selling  shareholders  or any other  person.  This
Prospectus  does not  constitute an offer to sell or a  solicitation  of an offer to buy any of the securities  offered hereby in any  jurisdiction  to any  person  to  whom  it is  unlawful  to  make  such  an  offer  in  such jurisdiction.  Neither the  delivery of this  Prospectus  nor any sale made hereunder shall, under any  circumstances,  create any implication that the information  herein  is  correct  as of any  time  subsequent  to the  date hereof or that there has been no change in our affairs since such date.

                               ------------------

                                TABLE OF CONTENTS
                               ------------------

FORWARD-LOOKING STATEMENTS

RISK  FACTORS

THE COMPANY

USE OF PROCEEDS

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LEGAL MATTERS

EXPERTS

                           FORWARD-LOOKING STATEMENTS

   This  Prospectus and the documents  incorporated  by reference into this
Prospectus  contain  forward-looking  statements,   which  mean  that  they
relate  to  events  or  transactions  that  have  not  yet  occurred,   our
expectations  or  estimates  for  Medix's  future  operations,  our  growth strategies  or business  plans or other  facts that have not yet  occurred.
Such   statements   can  be  identified  by  the  use  of   forward-looking
terminology   such  as   "might,"   "may,"   "will,"   "could,"   "expect,"
"anticipate,"   "estimate,"  "likely,"  "believe,"  or  "continue"  or  the negative  thereof or other  variations  thereon or comparable  terminology.
The following risk factors  contain  discussions of important  factors that should be considered by prospective  investors for their  potential  impact on  forward-looking  statements  included  in  this  Prospectus  and in the
documents   incorporated   by  reference   into  this   Prospectus.   These
important  factors,  among  others,  may  cause  actual  results  to differ materially  and  adversely  from the  results  expressed  or implied by the forward-looking statements.

                                  RISK FACTORS

   An investment in our common stock:

     o has a high degree of risk;
     o is highly speculative;
     o should only be  considered by those persons or entities who can afford to loose their entire investment.

   In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating our business and an investment in our shares.  The order in which the following risk factors are presented does not indicate the relative magnitude of the risks described.

Our Continuing  Losses;  Going Concern  Exception;  Our Need for Additional
Financing

   We reported net losses of  ($5,415,000),  ($4,847,000)  and ($5,422,000)
for the years ended  December 31, 2000,  December 31, 1999 and December 27,
1998,  respectively.  At December 31, 2000, we had an  accumulated  deficit of  ($23,423,000).  Our  independent  accountants  have  included  a "going concern"  exception  in their audit  report on our audited  2000  financial statements.  See our Form  10-KSB for the fiscal  year ended  December  31,
2000.

   We expect to  continue  to  experience  loses,  in the near term,  as we attempt to develop our Cymedix(R)software  products.  The current operation of our  business  and our  ability  to  continue  to  develop  our  Cymedix software  products  will  depend  upon our  ability  to  obtain  additional financing.  Currently,  we are not receiving any significant  revenues from the sale of our Cymedix  software  products.  We are attempting to meet our current  cash flow needs by raising  capital in the private debt and equity markets and through the exercise of  currently  outstanding  warrants.  The
development  and  marketing  of  the  Cymedix  software   products  require
substantial   capital   investments.   There  can  be  no  assurance   that
additional  investments or financings  will be available to us as needed to support  the  development  of  Cymedix  products.  Failure  to obtain  such capital on a timely  basis  could  result in lost  business  opportunities, the sale of the Cymedix  business at a  distressed  price or the  financial failure of our company.

Risk of Development Stage Company

   Since the sale of our  remaining  temporary  staffing  business in early
2000, we principally  develop  software for  Internet-based  communications and  information  management  for medical  service  providers,  through our
wholly-owned   subsidiary,   Cymedix   Lynx   Corporation.   Our   software
products  are  currently  being  tested  by  several  different  healthcare providers.  However,  our Cymedix  software  business has not yet generated any significant revenues.

         Our company,  through its  subsidiary  Cymedix  Lynx  Corporation, has only recently begun its medical  software line of business  through the acquisition  of a  development  stage  medical  software  business in 1998.
Our  company  has  little  experience  in  marketing   software   products,
providing  software  support  services,  evaluating  demand  for  products, financing a software  business and dealing with  government  regulation  of
software  products.   While  we  have  recently  put  together  a  team  of
experienced  executives,  they have come from different backgrounds and may
require  some  time  to  develop  an  efficient   operating  structure  and
corporate  culture for our  company.  We believe our  structure of multiple offices  serves our  customers  well,  but it does  present  an  additional challenge in building our corporate culture and operating structure.

   Our  products  are  still  in the  development  stage  and  have not yet proven  their  effectiveness  or their  marketability.  As a  developer  of software  products,  we  will  be  required  to  anticipate  and  adapt  to
evolving  industry  standards  and  new  technological  developments.   The
market for our software  products is  characterized  by continued and rapid
technological   advances  in  both   hardware  and  software   development,
requiring  ongoing  expenditures for research and  development,  and timely introduction  of new products and  enhancements to existing  products.  The establishment  of  standards  is  largely a  function  of user  acceptance.
Therefore,  such standards are subject to change.  Our future  success,  if any,  will  depend in part upon our ability to enhance  existing  products, to  respond  effectively  to  technology  changes,  and  to  introduce  new products  and  technologies  to meet the  evolving  needs of our clients in the healthcare  information  systems market.  The  introduction of software products  in that  market  has been slow due to the  large  number of small practitioners  who are  resistant to change and the costs  associated  with change,  particularly  in a period of rising  pressure  to reduce  costs in the market.  We are currently  devoting  significant  resources  toward the
development   of  products.   There  can  be  no  assurance  that  we  will
successfully  complete  the  development  of  these  products  in a  timely fashion or that our current or future  products  will  satisfy the needs of the  healthcare  information  systems  market.  Further,  there  can  be no assurance  that  products  or  technologies  developed  by others  will not adversely  affect  our  competitive  position  or render  our  products  or technologies noncompetitive or obsolete.

Product Liability Risks

   Certain of our  products  provide  applications  that  relate to patient medical  histories  and  treatment  plans.  Any failure by our  products to provide  accurate,  secure and timely  information  could result in product liability  claims  against  us  by  our  clients  or  their  affiliates  or patients.  We  maintain  insurance  that we believes is adequate to protect against claims  associated  with the use of our products,  but there can be no assurance that our insurance  coverage would  adequately cover any claim asserted  against us. A successful  claim  brought  against us in excess of our  insurance  coverage  could  have  a  material  adverse  effect  on our
results   of   operations,    financial   condition   or   business.   Even
unsuccessful   claims  could  result  in  the   expenditure   of  funds  in
litigation, as well as diversion of management time and resources.

There is Great Uncertainty in the Healthcare Industry

    The  healthcare and medical  services  industry in the United States is in a period of rapid change and  uncertainty.  Governmental  programs  have been  proposed,  and some  adopted,  from time to time,  to reform  various aspects of the U.S.  healthcare  delivery  system.  Some of these  programs contain proposals to increase government  involvement in healthcare,  lower reimbursement  rates and  otherwise  change the operating  environment  for
our  customers.   Particularly,   the  Health  Insurance   Portability  and
Accountability   Act  of  1996,   and  the   regulations   that  are  being
promulgated  thereunder,  are causing the healthcare industry to change its procedures  and incur  substantial  cost in doing  so.  We  cannot  predict with any  certainty  what  impact,  if any,  these  and  future  healthcare reforms might have on our business.

Risks of Infringement of Proprietary Technology

    Our  wholly-owned  subsidiary,   Cymedix  Lynx  Corporation,  has  been
granted  certain patent rights,  trademarks and copyrights  relating to its software  business.  These  patents and  copyrights  have been  assigned by our subsidiary to the parent company,  Medix.  The patent and  intellectual
property  legal  issues  for  software  programs,   such  as  the  Cymedix(R)
products,  are complex and currently  evolving.  Since patent  applications are secret until patents are issued,  in the United  States,  or published, in other  countries,  we  cannot  be sure that we are the first to file any
patent   application.   In  addition,   there  can  be  no  assurance  that
competitors,  many of which have far  greater  resources  than we do,  will not apply for and obtain  patents that will  interfere  with our ability to develop or market  product  ideas  that we have  originated.  Further,  the laws  of  certain  foreign  countries  do not  provide  the  protection  to intellectual  property  that is  provided  in the  United  States,  and may limit our  ability  to market its  products  overseas.  We cannot  give any assurance  that the  scope of the  rights  that we have  been  granted  are broad enough to fully protect our Cymedix software from infringement.

    Litigation  or regulatory  proceedings  may be necessary to protect our intellectual  property  rights,  such as the scope of our patent.  In fact, the computer  software  industry in general is characterized by substantial
litigation.   Such   litigation   and  regulatory   proceedings   are  very
expensive  and could be a  significant  drain on our  resources  and divert resources  from product  development.  There is no  assurance  that we will have  the  financial  resources  to  defend  our  patent  rights  or  other intellectual property from infringement or claims of invalidity.

    We also rely upon  unpatented  proprietary  technology and no assurance can be given  that  others  will not  independently  develop  substantially
equivalent  proprietary   information  and  techniques  or  otherwise  gain
access  to  or  disclose  our   proprietary   technology  or  that  we  can
meaningfully   protect   our   rights   in  such   unpatented   proprietary
technology.  We will use our best efforts to protect such  information  and techniques,  however,  no assurance  can be given that such efforts will be successful.  The failure to protect our  intellectual  property could cause us to  loose  substantial  revenues  and to fail  to  reach  its  financial potential over the long term.

Our Business is Highly Competitive

   Medical  Information  Software.  Competition  can be  expected to emerge from  established  healthcare  information  vendors and  established or new
Internet  related vendors.  The most likely  competitors are companies with a focus on clinical  information  systems and enterprises  with an Internet commerce  or  electronic  network  focus.  Many of these  competitors  will have access to substantially  greater amounts of capital  resources than we
have  access  to,  for  the  financing  of  technical,   manufacturing  and
marketing  efforts.  Frequently,  these  competitors will have affiliations with major  medical  product  companies  or software  developers,  who will assist  in the  financing  of such  competitor's  product  development.  We will  seek to  raise  capital  to  develop  Cymedix  products  in a  timely manner,  however,  so long as our operations  remain  underfunded,  as they now are, we will be at a competitive disadvantage.

   Software  Development  Personnel.  The  success  of the  development  of our  Cymedix  software  is  dependent  to a  significant  degree on our key management  and  technical  personnel.  We believe  that our  success  will also  depend  upon our  ability to  attract,  motivate  and  retain  highly
skilled,   managerial,   sales  and  marketing,  and  technical  personnel,
including  software  programmers  and  systems  architects  skilled  in the computer  languages  in which our  Cymedix  products  operate.  Competition for such personnel in the software and information  services  industries is intense.  The loss of key  personnel,  or the  inability  to hire or retain qualified  personnel,  could have a material  adverse effect on our results of operations, financial condition or business.

Securities Law Issues

   We have  raised  substantial  amounts of  capital in private  placements from  time to time.  The  securities  offered  in such  private  placements were not  registered  with the  Securities  and Exchange  Commission or any
state  agency  in  reliance   upon   exemptions   from  such   registration
requirements.  Such  exemptions  are highly  technical  in nature and if we inadvertently  failed  to  comply  with  the  requirements  of any of  such exemptive  provisions,  investors  would  have the right to  rescind  their purchase of our  securities  or sue for damages.  If one or more  investors were to  successfully  seek such  rescission or institute such suit,  Medix could face severe  financial  demands  that could  material  and  adversely affect our financial position.

Impact of Shares Eligible for Future Sale

   As of  April  23,  2001,  we  had  48,619,938  shares  of  common  stock
outstanding.   As  of  that  date,  approximately  21,404,784  shares  were issuable  upon the  exercise  of  outstanding  options,  warrants  or other rights,  and the conversion of preferred  stock.  Most of these shares will be  immediately  saleable upon exercise or  conversion  under  registration statements we have filed with the U.S.  Securities and Exchange  Commission
(the "SEC").  The exercise  prices of options,  warrants or other rights to acquire common stock  presently  outstanding  range from $0.19 per share to
$4.97 per share.  During the respective  terms of the outstanding  options, warrants,  preferred  stock and other  outstanding  derivative  securities, the holders are given the  opportunity  to profit from a rise in the market price of the common  stock,  and the exercise of any  options,  warrants or other  rights may  dilute the book value per share of the common  stock and put downward  pressure on the price of the common  stock.  The existence of the options,  conversion rights, or any outstanding  warrants may adversely affect  the  terms on  which we may  obtain  additional  equity  financing.
Moreover,  the  holders of such  securities  are likely to  exercise  their rights to acquire  common  stock at a time when we would  otherwise be able to obtain capital on terms more  favorable  than could be obtained  through the exercise or conversion of such securities.

Volatility of Our Stock Price

    Historically,  our  common  stock  has  experienced  significant  price fluctuations.  This has been caused by factors such as:
     o negative  announcements  by our  company or others,  particularly  in the technology sector;
     o regulatory,  legislative or other  developments  affecting our company or the health care industry generally;
     o conversion of our preferred  stock into common stock at conversion  rates based on current market prices of our common stock and exercise of options and warrants at below current market prices; and
     o market  conditions  specific to technology  and internet  companies,  the health care industry and general market conditions.

    In  addition,   in  recent  years  the  stock  market  has  experienced
significant price and volume  fluctuations.  These fluctuations,  which are often unrelated to the operating  performance of specific  companies,  have had a  substantial  effect on the market price for many health care related companies.  Factors  such as those cited  above,  as well as other  factors that may be unrelated to our operating  performance  may  adversely  affect the price of our common stock.

Application of Penny Stock Rules to Our Common Stock

    Trading of our common  stock may be  subject to the penny  stock  rules
under  the  Securities  Exchange  Act  of  1934,  as  amended,   unless  an
exemption  from such  rules is  available.  Broker-dealers  making a market in our  common  stock  will be  required  to  provide  disclosure  to their customers  regarding  the  risks  associated  with our  common  stock,  the suitability  for the customer of an  investment  in our common  stock,  the duties of the  broker-dealer to the customer and information  regarding bid and ask prices  for our common  stock,  and the amount and  description  of any  compensation  the  broker-dealer  would receive in  connection  with a transaction  in our  common  stock.  The  application  of these  rules will likely  result in fewer market  makers  making a market of our common stock and further restrict the liquidity of our common stock.

Absence of Common Stock Dividends

    We have not had  earnings,  but if earnings were  available,  it is our
general   policy  to  retain  any  earnings  for  use  in  our   operation.
Therefore,  we do not  anticipate  paying any cash  dividends on our common stock in the  foreseeable  future.  Any  payment of cash  dividends  on our
common  stock  in  the  future  will  be  dependent   upon  our   financial
condition,   results  of   operations,   current   and   anticipated   cash
requirements,  plans  for  expansion,  as well as  other  factors  that the
Board  of  Directors  deems   relevant.   We  anticipate  that  our  future
financing  agreements  will prohibit the payment of common stock  dividends without the prior written consent of our lender(s).

                                   THE COMPANY

   Medix  Resources,  Inc., a Colorado  corporation,  sold its supplemental staffing  business,  which  operated  under the  tradenames  "National Care
Resources"  and  "TherAmerica"  on February 19, 2000,  and now  principally
develops  software  for   Internet-based   communications  and  information
management  for  medical  service   providers,   through  its  wholly-owned
subsidiary, Cymedix Lynx Corporation.

   We  acquired  Cymedix in  January  of 1998.  Cymedix  has  developed  an
Internet-based  communications and information  management  product,  which we began  marketing  to  medical  professionals  nationwide.  Growth of the medical information  management  marketplace is being driven by the need to share  significant  amounts of  clinical  and patient  information  between
physicians,  their  outpatient  service  providers,   hospitals,  insurance
companies  and  managed  care  organizations.  This  market  is  one of the
fastest-growing   sectors  in  healthcare  today,  commanding  a  projected
two-thirds  of health  care  capital  investments.  The  Cymedix(R)software contains  patented  elements  that can be used to  develop  secure  medical communications  products that make use of the  Internet.  Using the Cymedix software,  medical  professionals  can order,  prescribe and access medical information  from insurance  companies and managed care  organizations,  as well  as from  any  participating  outpatient  service  provider  such as a laboratory,  radiology  center,  pharmacy or hospital.  We will provide the software at minimal  charges to  physicians  and clinics,  and will collect user fees  whenever  these  products  are used to provide  services  on the
Internet.   The  products'  relational  database  technology  will  provide physicians  with a  permanent,  ongoing  record  of  each  patient's  name, address,  insurance or managed care affiliation,  referral status,  medical history,  personalized  notes  and  an  audit  trail  of  past  encounters.
Physicians  will  be  able  to  electronically  order  medical  procedures, receive and store test  results,  check patient  eligibility,  make medical referrals,  request  authorizations,  and report  financial  and  encounter information in a cost-effective, secure and timely manner.

   Our principal  executive  office is located at 305 Madison  Ave.,  Suite
2033,  New York,  NY 10165,  and its  telephone  number is (212)  697-2509.
Our  principal  administrative  office  is at  7100  East  Belleview  Ave.,
Greenwood  Village,  CO 80111, and its telephone number is  (303) 741-2045.
We also have offices in California, Georgia and New Jersey.

                                 USE OF PROCEEDS

   The net  proceeds  from  the  sale of  shares  will be  received  by the selling  shareholders.  Medix will not  receive  any of the  proceeds  from any sale of the shares by the  selling  shareholders.  However,  Medix will receive  the  proceeds  from the  exercise  of any  warrants  or options to obtain the shares to be sold hereunder.

                              SELLING SHAREHOLDERS

   The table below sets forth the original information, with respect to the selling shareholders, including names, holdings of shares of common stock prior to the offering of the shares, the number of shares being offered for each account, and the number and percentage of shares of common stock to be owned by the selling shareholders immediately following the sale of the shares, assuming all of the offered shares are sold.

                                Shares of
                               Common Stock                        Shares of
                               Beneficially     Shares of        Common Stock to be
                                 Owned           Common        Beneficially Owned After
                                 Before          Stock              the Offering
                                   the           Being        ------------------------
            Name                Offering        Offered          Number    Percentage
---------------------------  --------------   ----------      ----------- ------------

Ananian, Fred ..............        88,000        60,000        28,000            *%
Banov, Robert ..............       200,000       200,000             0             0%
Baron, Eric ................       128,000       128,000             0             0%
Baron, Eugene ..............       124,000       124,000             0             0%
Bergquist, Dennis & Leslie .       200,000       200,000             0             0%
Bernabei, John .............       125,000       125,000             0             0%
Black Hills Investment .....       560,000       560,000             0             0%
Corporation
Blank, Michael .............       100,000       100,000             0             0%
Brock, David ...............       125,000       125,000             0             0%
Brown, Lisa Dake ...........       200,000       200,000             0             0%
Cadence Capital Corporation      1,500,000     1,500,000             0             0%
Carl Fricke Trust ..........        80,000        80,000             0             0%
Cohen, Darryl ..............       520,000       500,000        20,000             *
Colwell, John ..............       110,000       100,000        10,000             *
Counterpoint Capital .......       400,000       400,000             0             0%
Management, L.L.C ..........
Counterpoint Master, L.L.C .       700,000       700,000             0             0%
Dimare, Marcy ..............        60,000        40,000        20,000             *
Duck Partners ..............       400,000       400,000             0             0%
Elmes, Tim & Tristina, JTWROS       40,000        40,000             0             0%
Frigg Ltd. .................       200,000       200,000             0             0%
Hackett, D. Kim ............        40,000        40,000             0             0%
Harmonic Money Purchase ....       100,000       100,000             0             0%
Pension Plan
Harris, Robert .............        24,000        24,000             0             0%
Higgins, Nicola ............        40,000        40,000             0             0%
Hoffman, Craig .............       100,000       100,000             0             0%
Kaufman, Peter .............       200,000       200,000             0             0%
Klem, Michael ..............        20,000        20,000             0             0%
Knepper, Michael ...........        60,000        60,000             0             0%
Lane, John .................       550,000       200,000       350,000            *%
Laura Huberfeld/Naomi Bodner     1,200,000     1,200,000             0             0%
Partnership
Lyons, William .............       250,000       250,000             0             0%
Martineau, Steven ..........        50,000        50,000             0             0%
McCullogh, Robert ..........       250,000       250,000             0             0%
McKenzie Webster Limited ...       972,000       292,000       680,000           1.4%
Millenco, LP ...............       520,000       520,000             0             0%
Neiman, Brian ..............        40,000        40,000             0             0%
Oberrotman, Alain ..........       100,000       100,000             0             0%
Peterson, James P ..........       160,000       160,000             0             0%
Prufeta, John ..............     1,623,000       500,000     1,123,000           2.2%
Richard B & Jacqueline M ...       520,000       520,000             0             0%
Wasson TTEES FBO Wasson
Family Trust
Rockwell Investment LTD ....       100,000       100,000             0             0%
Smokowski, Kevin ...........       250,000       250,000             0             0%
Stone, Jay .................       123,000       100,000        23,000             *
Stone, Kendall .............       123,000       100,000        23,000             *
Weatherford, Randy .........       100,000       100,000             0             0%
                                 ---------     ---------     ---------

      Total                     13,375,000    11,098,000     2,277,000

    *  less than 1%

Relationship Between Medix and the Selling Shareholders

   The selling shareholders have or will acquire the shares of common stock indicated above in one of the following ways: (i) upon the conversion of preferred stock and debt securities issued by us, (ii) upon the exercise of warrants issued with such preferred stock and debt securities, and (iii) upon the exercise of warrants issued to a creditor, and (iv) upon the exercise of options issued to a consultant.

     Of the shares of Common Stock offered by this Prospectus,  1,500,000 shares have been issued in connection with the Company's Series A Units,  each of which consisted  of one share of the  Company's  1999 Series A  Convertible  Preferred
Stock (the "Series A Preferred")  and one thousand  Common Stock  Warrants.  The
Series A Preferred  was  convertible  into common  stock at a price of $0.25 per share  through March 1, 2003.  Each Warrant  entitled the holder to purchase one share of common stock at $1.00 through October 1, 2000.

   An additional 7,328,000 shares offered by this Prospectus have been or will be issued in connection with the Company's  Series B Units, each of which consists of one share of the Company's 1999 Series B Convertible
Preferred Stock (the "Series B Preferred") and two thousand Common Stock
Warrants.  The Series B Preferred is convertible into common stock at a price of $0.50 per share through October 1, 2003.  Each Warrant entitles the holder to purchase one share of Common Stock at $0.50 through October
1, 2002.

   An additional  1,500,000  shares  offered by this  Prospectus  have been issued in  connection  with  convertible  debt and a Common  Stock  Warrant issued to a creditor of the Company.  The debt was  converted at $.50.  The
Warrant  entitled the holder to purchase  500,000 shares of Common Stock at
$0.50 per share through September 27, 2002.

                            DESCRIPTION OF SECURITIES

   Our authorized  capital consists of 100,000,000  shares of common stock, par value $.001 per share,  and  2,500,000  shares of preferred  stock.  As of April 23, 2001, we had  outstanding  48,619,938  shares of common stock,
1 share of 1996  Preferred  Stock,  50  shares of 1999  Series B  Preferred
Stock and 375 shares of 1999  Series C  Preferred  Stock.  As of such date, our  common  stock was held of  record by  approximately  390  persons  and beneficially owned by approximately 4,000 persons.

Common Stock

    Each share of common  stock is entitled to one vote at all  meetings of shareholders.  Shareholders  are not  permitted  to  cumulate  votes in the election of directors.  Currently,  the Board of Directors  consists of six directors,  who serve for  staggered  terms of three  years,  with at least two  directors  elected  at every  annual  meeting.  All  shares  of common stock are equal to each  other  with  respect  to  liquidation  rights  and
dividend   rights.   There  are  no  preemptive   rights  to  purchase  any
additional  common  stock.  In the  event of  liquidation,  dissolution  or winding  up of Medix,  holders  of the common  stock  will be  entitled  to
receive  on  a  pro  rata  basis  all  assets  of  Medix   remaining  after
satisfaction   of  all  liabilities  and  preferences  of  the  outstanding preferred  stock.  The  outstanding  shares of common  stock and the shares of  common  stock  issuable  upon  conversion  or  exercise  of  derivative securities  are or will be, as the case may be,  duly and  validly  issued, fully paid and non-assessable.

Transfer Agent and Registrar

   We have retained  Computershare  Trust Company,  Inc.,  12039 W. Alameda
Parkway,  Suite  Z-2,  Lakewood,  Colorado  80228,  as  Transfer  Agent and
Registrar for the our common stock, (303) 986-5400.

                              PLAN OF DISTRIBUTION

   The selling  shareholders and any of their pledgees,  donees,  assignees and  successors-in-interest  may,  from  time to  time,  sell any or all of their  shares of  Common  Stock on any stock  exchange,  market or  trading facility  on which the shares are  traded.  These  sales may be at fixed or negotiated  prices.  The  selling  shareholders  may use any one or more of the following methods when selling shares:

     -  ordinary   brokerage   transactions   and   transactions  in  which  the
        broker-dealer solicits purchasers;

     - block trades in which the  broker-dealer  will attempt to sell the shares as agent but may position and resell a portion of the block as  principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange  distribution  in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales;

     -  broker-dealers  may  agree  with  the  selling  shareholders  to  sell a specified number of such shares at a stipulated price per share;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

   The selling  shareholders  may also sell shares under Rule 144 under the
Securities Act, if available, rather than under this prospectus.

   The selling  shareholders  may also  engage in short  sales  against the box,  puts and calls and other  transactions  in  securities of the Company or  derivatives  of Company  securities  and may sell or deliver  shares in connection  with these trades.  The selling  shareholders  may pledge their
shares  to  their   brokers   under  the  margin   provisions  of  customer
agreements.  If a  Selling  Stockholder  defaults  on a  margin  loan,  the broker  may,  from time to time,  offer and sell the  pledged  shares.  The selling  shareholders  have  advised the Company that they have not entered into any agreements,  understandings  or arrangements with any underwriters or  broker-dealers  regarding  the sale of their shares other than ordinary
course   brokerage   arrangements,   nor  is   there  an   underwriter   or
coordinating  broker acting in connection  with the proposed sale of shares by the selling shareholders.

   Broker-dealers  engaged by the  selling  shareholders  may  arrange  for other  brokers-dealers to participate in sales.  Broker-dealers may receive commissions  or  discounts  from  the  selling  shareholders  (or,  if  any broker-dealer  acts  as  agent  for  the  purchaser  of  shares,  from  the purchaser) in amounts to be  negotiated.  The selling  shareholders  do not expect these  commissions  and discounts to exceed what is customary in the types of transactions involved.

   The  selling  shareholders  and any  broker-dealers  or agents  that are involved  in selling the shares may be deemed to be  "underwriters"  within the meaning of the  Securities Act in connection  with such sales.  In such event, any commissions  received by such  broker-dealers  or agents and any profit on the  resale of the shares  purchased  by them may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company  is required to pay all fees and  expenses  relating  to the registration of the shares, including fees and disbursements  of counsel to certain of the selling shareholders.  Otherwise, all discounts, commissions or fees  incurred in connection  with the sale of the common stock  offered hereby will be paid by the selling shareholders.  The Company has agreed to indemnify the certain selling  shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

   Upon the  Company  being  notified  by a  Selling  Stockholder  that any material  arrangement  has been entered into with a  broker-dealer  for the
sale  of  shares  through  a  block  trade,   special  offering,   exchange
distribution  or  secondary  distribution  or a  purchase  by a  broker  or dealer,  a  supplement  to this  prospectus  will be  filed,  if  required, pursuant to Rule 424(b) under the Securities  Act,  disclosing (i) the name
of   each   such   Selling    Stockholder   and   of   the    participating
broker-dealer(s),  (ii) the number of shares  involved,  (iii) the price at which such shares were sold,  (iv) the  commissions  paid or  discounts  or concessions allowed to such  broker-dealer(s),  where applicable,  (v) that such  broker-dealer(s)  did not  conduct  any  investigation  to verify the information set out or incorporated  by reference in this  prospectus,  and
(vi) other facts material to the transaction.

   In order to  comply  with the  securities  laws of  certain  states,  if applicable,  the shares will be sold in such  jurisdictions,  if  required, only through  registered or licensed  brokers or dealers.  In addition,  in certain  states  the shares  may not be sold  unless  the Shares  have been registered  or  qualified  for  sale in such  state  or an  exemption  from registration or qualification is available and complied with.

   The   Company   has   advised   the   selling   shareholders   that  the
anti-manipulative   provisions  of  Regulation  M  promulgated   under  the
Exchange Act may apply to their sales of the shares offered hereby.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article  109  of  the  Colorado  Business   Corporation  Act  generally
provides that Medix may indemnify its  directors,  officers,  employees and agents  against  liabilities  in any  action,  suit or  proceeding  whether civil,  criminal,  administrative  or  investigative  and whether formal or informal  (a  "Proceeding"),  by reason of being or having been a director, officer,  employee,  fiduciary  or agent of Medix,  if such person acted in good  faith and  reasonably  believed  that his  conduct,  in his  official capacity,  was  in the  best  interests  of  Medix  (or,  with  respect  to employee  benefit plans,  was in the best interests of the  participants of the  plan),  and in all  other  cases  that his  conduct  was at least  not opposed to Medix's best  interests.  In the case of a criminal  proceeding, the  director,  officer,  employee  or agent  must  have had no  reasonable cause to  believe  that his  conduct  was  unlawful.  Under  Colorado  Law,
Medix  may  not  indemnify  a  director,  officer,  employee  or  agent  in connection  with a  proceeding  by or in the right of Medix if the director is adjudged  liable to Medix,  or in a proceeding  in which the  directors, officer  employee  or agent is  adjudged  liable for an  improper  personal benefit.

    Our  Articles of  Incorporation  provide  that we shall  indemnify  our directors,  and  officers,  employees  and  agents to the extent and in the manner  permitted by the  provisions  of the laws of the State of Colorado, as amended  from time to time,  subject  to any  permissible  expansion  or
limitation   of  such   indemnification,   as  may  be  set  forth  in  any
shareholders' or directors' resolution or by contract.

    Insofar as indemnification  for liabilities under the Securities Act of
1933,  as amended (the  "Securities  Act"),  may be permitted to directors,
officers  or  persons   controlling   Medix   pursuant  to  the   foregoing
provisions,   Medix  has  been   informed   that  in  the  opinion  of  the
Commission,  such  indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

    We are a reporting  company and file our annual,  quarterly and current reports,  proxy  material  and  other  information  with the SEC.  Reports, proxy  statements  and other  information  concerning  Medix filed with the
Commission  may be  inspected  and  copied  at the  Public  Reference  Room maintained  by the  Commission  at its  office,  450  Fifth  Street,  N.W.,
Washington,  D.C.  20549,  as  well  as at  the  Regional  Offices  of  the
Commission at Citicorp Center, 300 West Madison Street,  Chicago,  Illinois
60661 and Seven World Trade  Center,  New York,  New York 10048.  Copies of
such  material  can be  obtained  from  the  Public  Reference  Room of the
Commission  at  450  Fifth  Street,  N.W.,   Washington,   D.C.  20549,  at
prescribed  rates.  The  public  may  obtain  information  about the Public reference  room in Washington,  D.C. by calling the SEC at  1-800-SEC-0330.
Our  SEC   filings   are  also   available   at  the   SEC's   Website   at
"http:\\www.sec.gov".

    We have filed a registration  statement  under the Securities Act, with respect  to the  securities  offered  pursuant  to  this  Prospectus.  This
Prospectus  does  not  contain  all of the  information  set  forth  in the registration  statement,  certain  parts of which are omitted in accordance
with  the  rules  and   regulations   of  the   Commission.   For   further
information,  reference  is  made  to the  registration  statement  and the exhibits  filed as a part thereof,  which may be found at the locations and
Website referred to above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows us to  "incorporate  by reference"  information  that we file with them, which means that we can disclose  important  information to you by  referring  you to the  documents  filed  by us with  the  SEC  that contains that  information.  The  information  incorporated by reference is an important  part of this  Prospectus,  and the  information  that we file with the SEC after the date of this  Prospectus will  automatically  update
and   supercede   the   information   contained  in  this   Prospectus   or
incorporated by reference into this  Prospectus.  We hereby  incorporate by reference  the  documents  listed below and any future  filing we will make with the SEC under  Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934:

(a)   a copy of our  Annual  Report  on Form  10-KSB  for the  fiscal  year ended December 31, 2000.

    All reports  filed  pursuant to Section  13(a) or 15(d) of the Exchange
Act since the end of the fiscal  year  referred  to in item (a) above shall be deemed to be  incorporated  herein by reference and to be a part of this
Prospectus.  All documents filed by us pursuant to Sections  13(a),  13(c),
14  or  15(d)  of  the  Exchange  Act,  subsequent  to  the  date  of  this
Prospectus and prior to the  termination  of the offering,  shall be deemed to be  incorporated  by  reference  into this  Prospectus  and to be a part
hereof  from  the   respective   dates  of  such  filings.   Any  statement
contained  in a  document  incorporated  or  deemed to be  incorporated  by reference  in this  Prospectus,  or made  herein,  shall  be  deemed  to be modified or superseded  for purposes of this  Prospectus to the extent that a statement  contained herein or in any subsequently filed document,  which also is or is deemed to be  incorporated by reference  herein,  modifies or supersedes  such statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or  superseded,  to constitute a part of this Prospectus.

    We  will  provide   without  charge  to  each  person,   including  any
beneficial  owner,  to whom a copy of this  Prospectus is  delivered,  upon oral or  written  request of any such  person,  a copy of any or all of the documents  incorporated  herein by  reference,  other than the  exhibits to such  documents  (unless such  exhibits are  specifically  incorporated  by
reference  into  the  information   that  this  Prospectus   incorporates).
Requests  should  be  directed  to  Investor  Relations  Department,  Medix
Resources,  Inc., 7100 E. Belleview Avenue,  Suite 301,  Greenwood Village,
Colorado 80111, telephone (303) 741-2045.

                                  LEGAL MATTERS

     The validity of the shares  offered hereby is being passed upon for us
by  Lyle B.   Stewart,   Esq.  our  General  Counsel.  Mr.  Stewart  or  an
affiliated  entity has been granted  options to purchase  25,000  shares of
Medix  common  stock at an  exercise  price of $0.26 per  share,  which are totally  vested,  and options to purchase  150,000  shares of Medix  common stock at an exercise  price of $3.38 per share,  of which options  covering
100,000 shares have vested, under our 1999 Stock Option Plan.

                                     EXPERTS

    The  consolidated  financial  statements  of Medix as of  December  31,
2000, and for each of the two years in the period ended  December 31,  2000 appearing  in our 2000  Form 10-KSB  have been  audited by  Ehrhardt  Keefe
Steiner & Hottman  P.C.,  independent  auditors,  as stated in their report appearing  therein,  and have  been  incorporated  herein by  reference  in reliance  upon the  report of such  firm  given  upon  their  authority  as experts in accounting and auditing.